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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-63124) pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-137144) pertaining to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-176911) pertaining to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan;

of our report dated November 26, 2014 (except Note 1 as it relates to the adoption of Accounting Standards Update ("ASU") No. 2015-03, Imputation of Interest; Simplifying the Presentation of Debt Issuance Costs, and Note 16 as to which the date is June 25, 2015) with respect to the consolidated financial statements of Helmerich & Payne, Inc. included in this Current Report (Form 8-K).

                      /s/ Ernst & Young LLP

Tulsa, Oklahoma
June 25, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm